� �  � � � ��� ���� !"���#$!%&$�!�%#�$� %��'�(%)�*#! "�+�,!$"�-$)�.%!"�/%'!�*0%"�1!%&�,!�$�/2#%�3!45-!�%&%&�%&"�678�9:;8<=>?:8;@=�6<98�A:;�BACD9B�A66E<:8F5%5'�G��� HIJ� 8K8L968�DE<�A:;�E:�M87ABD�ED�678�9:;8<=>?:8;N�>:�678�9:;8<=>?:8;@=�LAOAL>6F�A=�A:�EDD>L8!�$P!�$%!!�'�QA=68<LA<;�R:LE<OE<A68;�S678�T1) UV"�W!)�"�X"�$�Y�%�!$�%�Z%�IHJ�'��Z#!%%�[\&�-�'�I]X�$��!#�!#$!�$��W!)�̂� %%�'!��$��'%��[_-+̀��H J� $�$� !'!)��$���'!�$��'�'��#$!%&$�%�)��!�!�$%!��) �$�\#��#�W!)�"�X"�!�Y�!�W!)�̂"�) �$�\#��)$)�!�)$)�!"�$�%)�'%�#�'!)�%��a%$�Z�Z#!%%�$�[\&�1))%%�$��0�\&�!�%)%!�#!%̀�$��HJ� 0��!�%�'�� � !�%�%�%��'!&%&�%"�%�� %%�'�#�!5%5'"�)��'�'%�"�%���%!�'"�!�&�!2#%!$�"��#$!%&$"�%�%&�#$!$���$#)�\#$��#�!5%5'��'�'��#$!%&$� #!#��%�3!�'�-!���%�#�'!)�$��%�#�!)�$�$%%��#�!5%5'�)� ! �%�#�!5%5DAL6@=�;>=L<86>E:b�� (�#$!%&$�!�&!���#�!5%5'�'#� !�$�#!%��$�$� !'!)��$� !��$�%&� !�!2#%%"�!"�!� ! !���$�%��\!%�'��'��!%&�$� !�!%�&!$"��'#���%�$� #! ���#$!%&$�)%&�!�#$�$�%'� !� !"�%�'#� !�'�#%#%�!�! %"�!�!%'%&�$�'%!)%&���#�!5%5'"�!�#�!5%5DAL6@=�=9M=6>6968�E<�=9M=6>6968=N�=�'#�$�!�#���$�� %!#�'�%� !�'�!�$��!%&�$� !�!%�&!$c�(�#$!%&$�0$&���'!&%&�!5%5'"�%�! %&�%�#� %���!2#�ED�678�9:;8<=>?:8;N�A<8�:E6�A==9d>:?N�:E<�>=�678�eEdOA:F�A==9d>:?N�A:F�ED�678�9:;8<=>?:8;@=�<8=OE:=>M>B>6>8=��) �%�Z%�I�'��Z#!%%�[\&�-�'�I]X�!��!#�!#$!c��� (%�3!�'�-!��!)%�%�'#�'!�$�''�#%��#$!%&$"�'!�)%&�=9Mf8L6�6E�678�<8g9><8d8:6=�6E�D>B8�hE<d=�iN�j�A:;�k�C>67�<8=O8L6�6E�678�9:;8<=>?:8;@=�7EB;>:?=�ED�A:;�!%�%�#!%%�%#$���1) "����#l���!2#%!)"�#�!%!�! 0$���#$!%&$�%��%&$�!%%&�$% !$���'!&%&�!5%5'c��� m̂�n(̂m[ZZ�no[+[pW"��#$!%&$��#$�%�3!�'�-!���\#$��'�%�qqq�$�'�- !%� r Xc��� � � � � � � qqqqqqqqqqqqqqqqqqqqqqqqqqqqqqqqqqqqqq�� � � � � � � /!�s)!��� tu